Exhibit 99.3

CONFIRMA, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007

CONFIRMA, INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007

Page

Independent Auditors’ Report	3

Consolidated Balance Sheets	4-5

Consolidated Statements of Operations	6

Consolidated Statements of Deficit in Stockholders’ Equity	7-8

Consolidated Statements of Cash Flows	9-10

Notes to Consolidated Financial Statements	11-32

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Confirma, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Confirma, Inc. and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, deficit in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Confirma, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Voldal Wartelle & Co., P.S.
Bellevue, Washington
June 1, 2009

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007

ASSETS

	2008	2007
Current assets:
Cash and cash equivalents	$5,179,452	$10,410,955
Accounts receivable, net of allowances for doubtful accounts and sales returns totaling $521,000 and $567,797, respectively	3,512,263	3,958,869
Inventories	397,004	394,546
Prepaid expenses and other current assets	400,594	385,820
Total current assets	9,489,313	15,150,190

Property and equipment, net	1,374,090	1,412,394
Accounts receivable, long-term	125,810	-
Other assets	407,018	688,000
	$11,396,231	$17,250,584

The accompanying notes are an integral part of these financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007

LIABILITIES AND DEFICIT IN STOCKHOLDERS’ EQUITY

	2008	2007
Current liabilities:
Line of credit	$1,914,925	$1,467,522
Accounts payable	2,029,050	3,453,873
Accrued liabilities	686,999	1,441,546
Deferred revenues	9,610,750	10,030,996
Current portion of notes payable	960,000	1,063,150
Current portion of capital lease obligations	206,425	149,726
Total current liabilities	15,408,149	17,606,813

Deferred revenues	1,264,043	262,034
Notes payable, net of current portion	1,440,000	1,372,698
Capital lease obligations, net of current portion	138,759	221,381
	18,250,951	19,462,926

Deficit in stockholders’ equity:
Preferred stock – authorized 241,483,009 shares, no par value, respectively:
Series A-1 convertible preferred stock – designated 19,403,295 shares; aggregate liquidation preference of $3,352,889	2,974,425	2,974,425
Series B-1 convertible preferred stock – designated 132,079,714 shares; aggregate liquidation preference of $21,668,185	19,651,723	19,651,723
Series C convertible preferred stock – designated 90,000,000 shares; aggregate liquidation preference of $14,905,438	14,623,425	14,538,974
Common stock – no par value, authorized 300,000,000 shares	279,780	262,130
Additional paid-in capital	4,200,180	3,760,775
Accumulated other comprehensive income	(12,746)	(2,964)
Accumulated deficit	(48,571,507)	(43,397,405)
Total deficit in stockholders’ equity	(6,854,720)	(2,212,342)
	$11,396,231	$17,250,584

The accompanying notes are an integral part of these financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2008 and 2007

	2008	2007

Software license and maintenance revenue	$18,143,936	$14,369,854

Operating expenses:
Direct product and related expenses	6,029,841	5,152,719
Research and development	3,174,123	3,033,558
Sales and marketing	8,880,356	9,874,565
General and administrative	4,611,180	4,489,067
	22,695,500	22,549,909
Operating loss	(4,551,564)	(8,180,055)

Other income (expense):
Interest expense	(440,101)	(2,304,826)
Interest income	124,056	13,514
Other income	98,814	116,686
Other expense	(405,307)	(132,041)
Total other expense, net	(622,538)	(2,306,667)
Net loss	$(5,174,102)	$(10,486,722)

The accompanying notes are an integral part of these financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF DEFICIT IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2008 and 2007

	Series A/A-1 Convertible Preferred Stock		Series B/B-1 Convertible Preferred Stock		Series C Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at January 1, 2007	2,004,358	$2,974,425	8,829,118	$16,168,419	-	$-
Issuance of common stock upon exercise of options	-	-	-	-	-	-
Stock option compensation expense	-	-	-	-	-	-
Stock options issued to non-employees	-	-	-	-	-	-
Beneficial conversion feature with bridge loans	-	-	-	-	-	-
Warrants issued in connection with bridge loans	-	-	-	-	-	-
Warrants issued for master lease agreement	-	-	-	-	-	-
Warrants issued in connection with bank financing	-	-	-	-	-	-
Conversions related to Series C issuance	17,398,937	-	94,524,713	-	-	-
Series C preferred stock issuance, net of expenses totaling $281,899	-	-	-	-	61,887,152	10,412,201
Conversion of bridge loans and accrued interest	-	-	21,661,436	3,423,356	21,066,478	3,640,287
Shares issued in connection with cashless warrant exercise	-	-	379,324	59,948	2,815,313	486,486
Foreign currency translation adjustment	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at December 31, 2007	19,403,295	2,974,425	125,394,591	19,651,723	85,768,943	14,538,974
Issuance of common stock upon exercise of options	-	-	-	-	-	-
Stock option compensation expense	-	-	-	-	-	-
Stock options issued to non-employees	-	-	-	-	-	-
Series C preferred stock issuance	-	-	-	-	489,378	84,451
Foreign currency translation adjustment	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance at December 31, 2008	19,403,295	$2,974,425	125,394,591	$19,651,723	86,258,321	$14,623,425

The accompanying notes are an integral part of these financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF DEFICIT IN STOCKHOLDERS’ EQUITY, continued
Years Ended December 31, 2008 and 2007
			Additional		Accumulated Other		Total
	Common Stock		Paid-in	Accumulated	Comprehensive		Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total	Income (Loss)
Balance at January 1, 2007	1,303,462	$179,586	$2,833,288	$(32,910,683)	$2,274	$(10,752,691)
Issuance of common stock upon exercise of options	242,096	36,315	-	-	-	36,315
Stock option compensation expense	-	-	223,983	-	-	223,983
Stock options issued to non-employees	-	-	11,216	-	-	11,216
Beneficial conversion feature with bridge loans	-	-	515,834	-	-	515,834
Warrants issued in connection with bridge loans	-	-	515,834	-	-	515,834
Warrants issued for master lease agreement	-	-	14,207	-	-	14,207
Warrants issued in connection with bank financing	-	-	239,076	-	-	239,076
Conversions related to Series C issuance	-	-	-	-	-	-
Series C preferred stock issuance, net of expenses totaling $281,899	-	-	-	-	-	10,412,201
Conversion of bridge loans and accrued interest	-	-	-	-	-	7,063,643
Shares issued in connection with cashless warrant exercise	267,531	46,229	(592,663)	-	-	-
Foreign currency translation adjustment	-	-	-	-	(5,238)	(5,238)	$(5,238)
Net loss	-	-	-	(10,486,722)	-	(10,486,722)	(10,486,722)
Balance at December 31, 2007	1,813,089	262,130	3,760,775	(43,397,405)	(2,964)	(2,212,342)	$(10,491,960)
Issuance of common stock upon exercise of options	170,751	17,650	-	-	-	17,650
Stock option compensation expense			423,749			423,749
Stock options issued to non-employees	-	-	15,656	-	-	15,656
Series C preferred stock issuance	-	-	-	-	-	84,451
Foreign currency translation adjustment	-	-	-	-	(9,782)	(9,782)	$(9,782)
Net loss	-	-	-	(5,174,102)	-	(5,174,102)	(5,174,102)

Balance at December 31, 2008	1,983,840	$279,780	$4,200,180	$(48,571,507)	$(12,746)	$(6,854,720)	$(5,183,884)

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net loss	$(5,174,102)	$(10,486,722)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	464,864	338,405
Impairment loss	607,357	390,499
Amortization of deferred financing costs	-	17,739
Stock-based compensation expense	439,405	235,199
Warrants issued in exchange for services	-	14,207
Amortization of loan discount	119,768	1,495,019
Loss on disposal of property and equipment	-	15,530
Changes in operating assets and liabilities
Accounts receivable	320,796	(1,395,449)
Inventories	(2,458)	(207,730)
Prepaid expenses and other assets	22,061	(229,832)
Accounts payable	(1,744,180)	1,579,945
Accrued liabilities	(754,547)	850,557
Deferred revenues	571,981	3,231,601
Net cash and cash equivalents used in operating activities	(5,129,055)	(4,151,032)

Cash flows from investing activities:
Purchase of software license	(43,853)	(477,000)
Purchase of property and equipment	(272,727)	(1,018,872)
Net cash and cash equivalents used in investing activities	(316,580)	(1,495,872)

Cash flows from financing activities:
Proceeds from exercise of stock options	17,650	36,315
Proceeds from Series C preferred stock issuance, net	84,451	10,412,201
Proceeds from borrowing on notes payable	2,400,000	3,000,000
Principal payments on notes payable	(2,555,616)	(444,385)
Net borrowings (repayments) on line of credit	447,403	(358,478)
Proceeds from issuance of convertible notes payable	-	3,430,000
Principal payments on capital lease obligations	(179,756)	(116,769)
Net cash and cash equivalents provided by financing activities	214,132	15,958,884
Net decrease (increase) in cash and cash equivalents	(5,231,503)	10,311,980
Cash and cash equivalents at beginning of year	10,410,955	98,975
Cash and cash equivalents at end of year	$5,179,452	$10,410,955

The accompanying notes are an integral part of these financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
Years Ended December 31, 2008 and 2007

	2008	2007
Supplemental disclosure of non-cash investing and financing activities:
Assets purchased under capital leases	$153,833	$407,468
Value ascribed to beneficial conversion feature related to convertible notes payable	$-	$515,834
Value ascribed to warrants to purchase common stock issued in conjunction with convertible notes payable	$-	$515,834
Value ascribed to warrants issued in connection with bank financing	$-	$239,076
Conversion of bridge notes payable and accrued interest for Series B and Series C preferred stock and cancellation of warrants	$-	$7,063,643
Accrual of impairment loss on inventory purchase commitment	$319,357	$187,946
Supplemental disclosure of cash flow information –Cash paid during the year for interest	$348,762	$1,028,326

The accompanying notes are an integral part of these financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2008 and 2007

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES

Confirma, Inc. (a Washington corporation, referred to as “the Company”, “we”, “our”, or “us”) develops and markets computer systems for processing and presentation of data from magnetic resonance imaging studies.  Our systems are used by radiologists to facilitate the interpretation of examination results and the planning of interventional procedures.  The Company’s wholly owned subsidiary, Medical Imaging Education, LLC, provides CADstream training to customers, potential customers and others in the medical field.  Confirma Europe LLC and its subsidiary Confirma GmbH were established in September of 2006 for the sale and servicing of Company products in Europe.

Principles of consolidation – The accompanying consolidated financial statements include the accounts of Confirma, Inc., and its wholly owned subsidiaries; Medical Imaging Education LLC, Confirma Europe LLC, and Confirma GmbH.  All intercompany balances and transactions have been eliminated in the presentation of the financial statements.

Revenue recognition – The Company recognizes revenue in accordance with Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”), as amended by Statement of Position No. 98-9, Modification of SOP 97-2 Software Revenue Recognition, with Respect to Certain Transactions (“SOP 98-9”).  These statements require that revenue not be recognized until there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed and determinable, and collectability is probable. If an arrangement includes multiple elements, revenue is to be recognized for delivered elements only when vendor specific objective evidence (“VSOE”) of fair value has been established for all undelivered elements in the arrangement. Revenue is allocated among the elements using the residual method, as defined in SOP 98-9. Under the residual method defined in SOP 98-9, the amount allocated to undelivered elements is equal to their fair value as established by VSOE.  Revenue excludes taxes collected for remittance to governmental bodies.

The Company’s revenue is generated from the following sources:

•	Computer system licenses,
•	Provision of post-contract support and maintenance services on licensed systems, commonly referred to as “PCS”, and
•	Training, education and maintenance services and sales of accessories and peripheral equipment

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Revenue recognition, continued

System Licenses: Our standard licensing arrangements include services not essential to the operation of the software and twelve months of bundled support. Until September 1, 2008, we recognized the entire fee ratably over the term of the bundled PCS, commencing upon delivery of the essential services. We have determined that effective September 1, 2008 we have VSOE for PCS and implementation services. Revenues from systems sold by us to the end customers after that date are recognized when the system is installed and customer orientation is complete unless it is determined that those services will not be necessary.

We have one major customer that is a reseller of our systems under a master agreement expiring in September 2010.  Our agreement with that customer requires us to provide installation, user training, service and support at contractual rates, but only to customers in specified geographical locations.  For these sales, revenues on the system license element of the transaction are recognized upon shipment to the reseller.  Revenues associated with implementation services and PCS are initially deferred and recognized at the time of performance, or at such time that we determine such services are unlikely to be utilized.

We also previously sold systems on a fee per use basis.  We recognize revenue on those systems when usage is reported or when additional units are purchased.  If we have no contact or other indications of usage for two years, we recognize any remaining deferred revenue.

Post-Contract Support:  Our PCS includes technical support and rights to unspecified enhancements and minor upgrades, if and when issued.  Fees from renewals of PCS contracts are recognized as revenues ratably over the term of the PCS.  The value ascribed to PCS bundled with new end-user licenses was based upon the average realized fee for PCS sold to renewal customers for a period prior to our conclusion that VSOE had been established.  Our agreement with our major customer provides a two tier rate structure, depending on the end user’s operating environment.  VSOE for transactions with our major customer has been based on a weighted average of the contractual rates for PCS.

Services, Equipment and Accessories:  Revenues are recognized at the time of delivery.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Cash and cash equivalents – The Company considers all highly liquid securities and debt instruments purchased with an original maturity of three months or less to be cash equivalents. All cash and cash equivalents are pledged as collateral under the Company’s credit agreements.  As discussed in Note 8, the Company’s credit agreements require the Company to maintain certain minimum cash balances.  As a result, we maintain deposits in federally insured financial institutions in excess of federally insured limits. We do not believe we are exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held.

Accounts receivable – The majority of the Company’s accounts receivable is due from hospitals and radiology practices. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within thirty days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are considered past due.  The Company maintains an allowance for doubtful accounts that is determined by considering a number of factors including the Company’s previous loss history and specific analysis of past-due receivables and customer financial condition.  Accounts receivable are written off when it is determined that collection is unlikely.  The allowance also includes a reserve for sales returns and other adjustments which is based on known and likely adjustments.

Concentrations – Essentially all of the Company’s revenues are directly or indirectly derived from its CADstream product.  Revenues attributable to Medical Imaging Education, LLC, Confirma Europe, LLC and Confirma GmbH collectively represent less than 5% of total revenues of the Company.

The Company had one customer representing approximately 26% and 29% of revenues for the years ended December 31, 2008 and 2007, respectively.  Accounts receivable from this customer represents 34% and 37% of accounts receivable at December 31, 2008 and 2007, respectively.

Inventories – Inventories consist primarily of computer systems and related items are stated at the lower of cost (first-in, first-out) or market (net realizable value).  During 2008, the Company entered into a settlement on outstanding litigation with a vendor whereby the Company committed to purchasing $319,357 of product from that vendor within one year of the settlement date of November 18, 2008.  Due to concerns regarding the current marketability and realizable value of the product, management has accrued a liability and simultaneously recognized an impairment expense of $319,357 which is included in research and development expense in the consolidated statements of operations.  During 2007, the Company recognized an expense of $319,359 due to the impairment of certain inventory, which is included in research and development expense in the consolidated statement of operations.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Property and equipment – Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is charged to operations over the estimated useful service period of assets using either the straight-line or accelerated methods. The estimated useful lives of property and equipment range from three to seven years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful lives of the improvements. The Company uses accelerated depreciation for tax purposes.

Software development costs – We account for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“SFAS 86”). Costs incurred in the research and development of new software products and significant enhancements to existing software products are expensed as incurred until the technological feasibility of the product has been established. Technological feasibility generally occurs shortly before our software products are released to production, and costs eligible for capitalization are therefore not material. Accordingly, except for a non-transferrable license for externally developed software purchased and related costs that are included in other assets, no software development costs were capitalized in 2008 or 2007.

Impairment of long-lived assets – The Company assesses the impairment of long- lived assets whenever events of changes in business circumstances indicate that the carrying value of an asset may not be recoverable. When such an event occurs, management determines whether impairment has occurred by comparing the anticipated undiscounted future cash flows of the asset to its carrying value. The factors considered by management in performing this assessment include operating results, trends, and prospects, as well as the effects of obsolescence demand, competition and other economic factors. The amount of recognized impairment loss would be the excess of an asset’s carrying value over its fair value.  During the year ended December 31, 2008, $288,000 was established as a reserve for impairment of third-party software licensed for inclusion in Company products that had not been placed into service.  During the year ended December 31, 2007, $71,140 was established as a reserve for impaired assets and is included in accumulated depreciation.  The expenses were included in research and development expense.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Stock-based compensation – Prior to January 1, 2006, the Company accounted for stock-based compensation under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, as permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).  Under this guidance, the Company recognized non-cash compensation expense for stock options by measuring the excess, if any, of the estimated fair value of the common stock at the date of grant over the amount an employee must pay to acquire the stock and amortizing that excess on a straight-line basis over the vesting period of the applicable stock options.  Additional paid-in capital and deferred compensation were recorded at the date of the grants to reflect the intrinsic value of the awards.  Under APB 25, the deferred compensation was amortized expense over the vesting periods on a straight-line basis, with adjustments to forfeitures as they occurred.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS 123R”) using the modified prospective transition method.  Under that transition method, compensation cost recognized on or after January 1, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted on or after January 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123R.  Results for prior periods were not restated.  Under SFAS 123R, compensation is recorded over the vesting period directly to additional paid-in capital.  Thus, upon adoption, the Company eliminated the deferred compensation balance related to employee stock options with an offsetting reduction to additional paid-in capital.

Income taxes – The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and on the expected future tax benefit to be derived from the net operating loss carryforward. Additionally, deferred tax items are measured using current rates. A valuation allowance is established if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Advertising – Advertising costs are expensed as incurred and totaled $35,244 and $63,612 for the years ended December 31, 2008 and 2007, respectively.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Shipping and handling fees – Shipping and handling fees charged to customers totaling $28,516  and $29,746 during 2008 and 2007, respectively, are included in software license and maintenance revenue.   Shipping and handling costs totaling $132,029 and $59,007 during 2008 and 2007, respectively, are included in direct product and related expenses in the statements of operations.

Research and development costs – Research and development costs are charged to expense as incurred.

Use of estimates – In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risk of technological change – The software development industry is characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards and the practices can render existing services or products obsolete and unmarketable. The Company’s future success will depend, in part on its ability to develop leading technologies, enhance its existing services and products, and develop new services and products that address the increasingly sophisticated standards and practices on a timely and cost-efficient basis. If the Company is unable, for technical or other reasons, to develop and introduce new services and products or enhancements of existing services and products in a timely manner in response to changing market conditions or customer requirements, or if new services and products do not achieve market acceptance, the Company’s business, financial condition and operating results will be materially adversely affected.

Contingencies – In accordance with Statement of Financial Accounting Standards No. 5 Accounting for Contingencies, the Company accrues estimated losses from loss contingency when an identified loss is probable and the amount of loss can be reasonably estimated.

Reclassifications – Certain amounts in the prior year financial statements have been reclassified to conform to the current presentation.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

2.	OPERATING RESULTS, LIQUIDITY AND CAPITAL RESOURCES

The Company’s product and market development efforts have consumed substantial amounts of cash and it has incurred significant operating losses since inception.  Indications are that operating losses are continuing into the 2009 fiscal year.  The Company has funded its activities to date primarily through the issuance of equity securities, sales of computer system licenses and related services, and borrowings from banks.

The Company’s capital requirements depend on numerous factors, including our ability to continue to generate license and service sales and the need to replace equipment and accommodate unexpected changes in operating expenses.   We anticipate that our existing capital resources will be adequate to fund our basic operating activities for at least the next 12 months. However, there can be no assurance that changes will not occur that would consume available capital resources before then or that if needed, additional capital could be obtained on favorable terms, if at all.   If additional needed capital cannot be obtained, the Company may be obliged to delay, reduce in scope, or terminate planned product development and commercialization efforts.

An investment bank has been retained to advise the Company on strategic options, which could include additional financing transactions or a sale of assets or merger with another company.  Arrangements with the investment bank provide for fixed monthly fees, which are charged to expense as incurred, and variable success fees payable in the event of a specified transaction completed through the bank’s efforts.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following at December 31:

	2008	2007

Trade accounts receivable	$4,004,392	$4,472,840
Insurance refund receivable and other receivables	28,871	53,826
	4,033,263	4,526,666
Less allowance for bad debts and other adjustments	521,000	567,797
	$3,512,263	$3,958,869

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

4.	INVENTORIES

Inventories consist of the following at December 31:

	2008	2007

Computer systems at customer locations pending installation and orientation	$308,752	$144,989
Computer systems and monitors, net of reserves	75,773	215,015
Evaluation systems	12,479	19,654
Other	-	14,888
	$397,004	$394,546

5.	PROPERTY AND EQUIPMENT, NET

Net property and equipment consists of the following at December 31:

	2008	2007

Computer equipment and software	$1,489,100	$1,491,860
Office furniture and fixtures	536,969	736,920
Leasehold improvements	250,949	242,953
	2,277,018	2,471,733
Less accumulated depreciation and amortization	852,945	1,295,335
Less fixed asset allowance for impairment	71,140	71,140
	1,352,933	1,105,258
Assets not placed into service	21,157	307,136
	$1,374,090	$1,412,394

Assets placed into service during the years ended December 31, 2008 and 2007 included capitalized interest of $8,851 and $14,964, respectively.

6.	OTHER ASSETS

Other assets consist of the following at December 31:

	2008	2007

Software license, net of impairment reserve	$231,353	$477,000
Cash restricted as security for letter of credit for facilities	168,800	211,000
Deposits and other assets	6,865	-
	$407,018	$688,000

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

7.	ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31:

	2008	2007

Sales, business and payroll taxes	$220,414	$273,186
Vacation	209,810	327,209
Compensation	138,000	653,055
Severance	64,497	-
Deferred rent	41,248	35,389
Benefits	9,122	18,829
Interest	3,908	24,478
Insurance	-	90,812
Sublease rent deposits	-	18,588
	$686,999	$1,441,546

8.	FINANCING ARRANGEMENTS

At the end of 2007, the Company owed $1,467,522 under a secured revolving credit line and $2,555,616 less unamortized discount of $119,768 on the term loan.  These loans were repaid in April 2008 with the proceeds from a new credit arrangement with another bank.

Under the new agreement, the Company obtained a $2,400,000 term loan, repayable in 30 equal monthly installments of principal plus accrued interest commencing in January 2009. Interest on the term loan accrues at a rate equal to 1.00% over the prime rate (4.25% at December 31, 2008). Borrowings under the new $4,000,000 revolving credit line permitting borrowing of up to 80% of eligible accounts receivable and bear interest at 0.50% over the prime rate (3.75% at December 31, 2008). The loans are secured by a blanket lien on all of the Company’s tangible and intangible assets and require the Company to maintain a minimum cash balance of $5,000,000 in accounts with the lender and obtain lender approval prior to undertaking major corporate actions and timely filing of financial statements.

Effective January 2009, the agreement was amended.  The amended terms reduce the revolving line of credit to $2,500,000, with borrowings available under the line limited to 75% of eligible accounts, as defined.  The agreement also requires the Company to maintain certain financial liquidity ratios and achieve other milestones.  The maturity date of the revolving line of credit was extended to May 31, 2009.  The amendment also revised the minimum cash balance requirement to require a minimum amount equivalent to the amount outstanding under the term loan.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

8.	FINANCING ARRANGEMENTS, continued

At various times through April 23, 2009, the Company was not in compliance with certain requirements under the credit agreement.  On May 20, 2009, the Company and the bank entered into an amendment agreement that waived the prior defaults, established revised requirements, and extended the maturity date of the revolving line of credit to August 31, 2009.  This amendment also increased the rate charged to prime rate plus 3.0% on the revolving line of credit and prime rate plus 3.5% on the term loan.

Future minimum payments due under the new term loan are as follows:

Year Ending December 31:

2009	$960,000
2010	960,000
2011	480,000
$2,400,000

9.	CONVERTIBLE NOTES PAYABLE

In 2005, the Company issued convertible promissory notes in the principal amount of $1,010,599, and issued warrants to purchase 1,684,332 shares of the Company’s common stock. The notes were due and payable, upon demand by the holder, at any time after one year from the date of issuance or upon an event of default as defined in the agreement.  The notes bore interest at 8% per annum; and are secured by all assets of the Company, but are subordinated to the security agreement in connection with the line of credit and term loan (see Note 8).

In 2006, the Company issued convertible promissory notes in the principal amount of $2,000,000, and issued warrants to purchase 324,324 shares of the Company’s common stock. The notes were due and payable, upon demand by the holder, at any time after one year from the date of issuance or upon an event of default as defined in the agreement.  The notes bore interest at 8% per annum; and were secured by all assets of the Company, but are subordinated to the security agreement in connection with the line of credit and term loan (see Note 8).

During 2007, the Company issued convertible promissory notes in the principal amount of $3,000,000, and issued warrants to purchase 486,486 shares of the Company’s Series B preferred stock.  The notes were due and payable on December 31, 2007, bore interest at 8% per annum; and were secured by all assets of the Company, but are subordinated to the security agreement in connection with the line of credit and term loan (see Note 8).

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

9.	CONVERTIBLE NOTES PAYABLE, continued

In December 2007, in anticipation of the impending Series C issuance, the Company issued convertible promissory notes in the principal amount of $430,000.

The notes and detachable warrants were accounted for under the provisions of APB Opinion 14, Accounting for Convertible Debt Issued with Stock Purchase Warrants, EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27: Application of Issue No.98-5 to Certain Convertible Instruments.

In 2007, 2006 and 2005, respectively, $515,834, $162,783, and $326,636 of debt proceeds was attributed to the warrants and the same amount was allocated to the embedded beneficial conversion feature contained in the debt, resulting in total debt discounts of $1,031,668, $325,566, and $653,272 with corresponding credit to additional paid-in capital. The total debt discount from the warrants and the beneficial conversion feature were amortized to interest expense over the term of the underlying debt using the effective interest method.

Concurrent with the December 2007 sale of Series C preferred stock (See Note 11), substantially all of the convertible note principal and related accrued interest was converted into 21,661,436 shares of Series B-1 preferred stock and 21,066,478 shares of Series C preferred stock.

10.	CAPITAL LEASE OBLIGATIONS

The Company leases certain office equipment under capital lease agreements. The leases are non-cancelable and expire on various dates through 2012. The agreements include a master lease agreement that provides for up to $400,000 of leased assets.  As of December 31, 2008, two leases were executed under the agreement with initial advances totaling $224,013.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

10.	CAPITAL LEASE OBLIGATIONS, continued

The future minimum lease payments at December 31, 2008, together with the present value of those lease payments, at interest rates ranging from 8.44% to 23.1% are as follows:

Year Ending December 31:

2009	$239,932
2010	114,968
2011	36,866
2012	10,068
401,834
Less amount representing interest	56,650
Present value of future minimum lease payments	345,184
Less: current portion of capital lease obligation	206,425
Capital lease obligation, net of current portion	$138,759

Equipment acquired under capital leases had a cost of $635,271 and $509,684 and at December 31, 2008 and 2007, and accumulated depreciation of $249,283 and $124,081 at December 31, 2008 and 2007, respectively.  Amortization expense related to equipment acquired under capital leases is included in depreciation expense.

11.	DEFICIT IN STOCKHOLDERS’ EQUITY

Series C stock sale and recapitalization – In December 2007, the Company sold 61,887,152 shares of new Series C preferred stock at a price of $0.1728 per share and received $10,412,201, net of expenses.  As discussed in Note 9, $3,640,287 of convertible notes payable and related accrued interest were converted into 21,066,478 shares of Series C preferred stock.  The Company also issued an additional 2,815,313 shares of Series C preferred stock upon the cashless exercise of warrant rights.  Concurrent with the Series C sale, the Company effected a recapitalization whereby shares of Series A and B preferred stock were converted into 9.68 shares of new Series A-1 and 11.71 shares of new Series B-1 preferred stock, respectively.  In a second Series C closing following a rights offering, an additional 489,378 shares of Series C preferred stock were sold in 2008 and the Company received $84,451.

Authorized stock – The Company has authorized for issuance 541,483,009 shares of no par value capital stock, consisting of 241,483,009 shares of preferred stock and 300,000,000 shares of common stock. Of the preferred shares, the Company has designated three series of convertible preferred stock: 19,403,295 shares as Series A-1, 132,079,714 shares as Series B-1, and 90,000,000 as Series C.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

11.	DEFICIT IN STOCKHOLDERS’ EQUITY, continued

Liquidation preference – In the event of certain liquidating transactions, the holders of Series C preferred stock are entitled to receive an amount up to $0.1728 per share in lieu of converting shares into common stock. Holders of Series A-1 and B-1 preferred stock are entitled to receive, in lieu of conversion into common shares, an amount equal to $0.1728 per share from any funds remaining after satisfaction of the Series C preference.  If funds available after satisfaction of the Series C preference are insufficient to permit the payment of the total A-1 and B-1 preference amounts, the entire assets and funds of the Company legally available for distribution will be shared ratably among the A-1 and B-1 preferred stockholders. If funds remain after payment of the preferred stock preference amounts, all such remaining assets are to be distributed ratably to the common stock holders.

Conversion – Each share of Series A-1, B-1, and C preferred stock is convertible at the option of the holder into common stock, at rates subject to certain adjustments based on subsequent sales of equity securities. Each share of preferred stock automatically converts into shares of common stock upon a qualified public offering or written consent of 66-2/3% of the holders of the then outstanding shares of preferred stock voting together as a single class. At December 31, 2008 each share of preferred stock was convertible into one share of common stock.

Redemption – Upon the receipt of a written request of the holders of not less than 66-2/3% of the outstanding shares of Series C preferred on or after December 21, 2012, the Company shall redeem all Series C preferred stock outstanding at a price equal to $0.1728 per share plus all declared and unpaid dividends. The redemption price is payable within thirty days after receipt of the redemption notice. The Company shall notify Series A-1 and B-1 preferred stock holders upon the receipt of a Series C redemption request. At which time Series A-1 and B-1 shareholders, voting as separate classes, may with a 66-2/3% vote to elect to participate in the redemption request. If funds legally available for the redemption of shares is insufficient to redeem the total number of electing shares, those funds will be used first to redeem Series C preferred shares, thereafter, the Series A-1 and B-1 preferred, on a pari passu basis, together as a single class. The shares of any electing series not redeemed remain outstanding and are entitled to their original rights, preferences, and privileges. At any time thereafter when additional funds are available for the redemption of the electing series, such funds will be immediately used to redeem the balance of the shares.

Voting rights – Each holder of preferred stock shall have the right to vote for each share of common stock into which such preferred stock is convertible.  Certain stockholders have entered into a voting agreement that provides certain representation within the Board of Directors (the Board) for specified investors.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

11.	DEFICIT IN STOCKHOLDERS’ EQUITY, continued

Dividend rights – Each preferred stock shall rank on parity with respect to the payment of dividends.  The preferred stock holders are entitled to receive dividends out of any assets legally available, when, as and if declared by the Board.  No dividend shall be paid with respect to any common stock unless the preferred stock holders are first paid all declared and unpaid dividends.  The right to dividends is not cumulative.  After payment of preferred stock dividends, any additional dividends or distributions shall be distributed among the holders of preferred and common stock pro rata based on the number of shares of common stock then held by each holder (assuming conversion of all preferred stock into common stock).

12.	STOCK OPTION PLANS

The Company has adopted two stock option plans, the 1998 Stock Option Plan (1998 Plan) and the 2000 Stock Option Plan (2000 Plan) providing for the granting of options to purchase shares of common stock to officers, employees, members of the board, consultants, and advisors. The Company had reserved 700,000 shares of common stock for issuance under each of the plans, and any remaining shares available for grant under the 1998 Plan are also available for purposes of granting under the 2000 Plan. In November 2002, the Board increased the number of options available for grant to a total of 2,700,000, inclusive of the stock options then remaining outstanding under the 1998 Plan. In 2005, the Company’s articles of incorporation were amended which increased the number of options available for grant to a total of 4,200,000 options under these plans.  During 2006 the total number of options available for grant was increased to 5,200,000.  During 2007 the total number of commons stock reserved and available for issuance under the plans was increased to 42,145,417.

The Board is authorized to administer both of the plans, and establish the stock option terms, including the grant price and vesting period. Options granted generally vest and become exercisable ratably over four years of continued employment or service as defined in each option agreement. Options granted may be designated as qualified or nonqualified at the discretion of the Board. Options granted are exercisable over a period of time, not to exceed ten years, and are subject to other terms and conditions as determined by the Board.

During 1998, the Company granted 480,000 stock options to its former Chief Executive Officer and 831,500 stock options to the Company’s founder who is also a member of the Board and serves as a consultant to the Company. These option grants are outside of the 1998 Plan. In June 2004, 330,000 stock options granted to its former Chief Executive Officer expired and are no longer available for exercise.  During 2008 the 831,500 options granted to the Company’s founder expired and are no longer available for exercise.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

12.	STOCK OPTION PLANS, continued

During 2001, the Board of Directors approved a resolution to the 2000 Plan, which provides for acceleration of vesting upon the completion of a corporate transaction, as defined in the 2000 Plan. The resolution requires 50% acceleration of unvested options for certain employees with less than one year of employment as of August 21, 2001 and 100% acceleration of unvested options for certain employees with over one year of employment as of August 21, 2001. During 2003, the Board approved an additional resolution to the 2000 Plan, which provides for the full acceleration upon a sale of the Company or similar transactions and any forfeiture provisions to which such shares are subject shall lapse. In such case, the 2000 Plan participants will be notified that the unvested portion of the option is exercisable for a specified time period, after which, provided the transaction has occurred, all options shall terminate and cease to remain outstanding.

During 2008, the Company tendered an offer to existing option holders whereby existing option holders were given the opportunity to exchange their existing options for options to purchase a greater number of shares at an exercise price of $0.08 per share.  Vesting and expiration of the new options were a continuation of each holder’s prior option holdings. The incremental cost of the option exchange was approximately $212,000.

The fair value for options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2008	2007

Risk-free interest rates	1.83% to 3.17%	4.33% to 5.08%
Expected dividend yield	0.00%	0.00%
Expected volatility	55.00%	55.00%
Expected life of newly issued options
Employees	7 years	7 years
Non-employees	Contractual life	Contractual life

The risk free interest rates used in estimating the fair value of options is based on the U.S. Treasury zero-coupon securities using the expected life of the options.

The total compensation expense recognized during 2008 and 2007 related to options granted to employees was $423,749 and $223,983, respectively.  In calculating stock-based compensation expense, the Company used an estimated forfeiture rate of 14% in 2008 and 2007.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

12.	STOCK OPTION PLANS, continued

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 (as amended) and EITF Issue no. 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the equity instrument issued, which the Company deems more reliably measurable than the fair value of consideration received.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which counterparty’s performance, or obligation to perform, is complete or the date on which it is probable that the performance will occur.  During the years ended December 31, 2008 and 2007, the Company recognized $15,656 and $11,216, respectively, in general and administrative expense related to options granted to non-employees.

Management evaluates the appropriateness of its underlying assumptions annually and allocates fair value changes from the preceding measurement ratably through the year.  To assist in validating its assumptions in 2006, the Company obtained a valuation of Company stock from an external valuation firm.  Working with management, the valuation firm identified a peer group of publicly traded companies.  Valuation calculations, including volatility, were based on that peer group.  In 2008 and 2007, valuation assumptions were determined by management based on information contained in the 2006 analysis and the value of shares implied by the Series C preferred stock offering.

Options with graded vesting are valued as single awards and expensed using the straight-line attribution method over the vesting period.   During the years ended December 31, 2008 and 2007, the Company issued 170,751 shares and 242,096 shares of common stock, respectively, resulting from the exercise of stock options.  As of December 31, 2008 and 2007, the unrecognized compensation cost related to unvested stock option totals $405,023 and $366,392, respectively.

The weighted-average fair value of options granted during 2008 and 2007 was $0.018 and $0.23, respectively.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

12.	STOCK OPTION PLANS, continued

The following table summarizes stock option activity, including options granted outside for the plans, for the years ended December 31, 2008 and 2007:

	Options Outstanding	Weighted Average Exercise Price

Outstanding at December 31, 2006	4,460,176	$0.13
Granted	791,134	$0.55
Exercised	(242,096)	$0.15
Forfeited	(182,454)	$0.16
Outstanding at December 31, 2007	4,826,760	$0.21
Granted, including option exchange	28,990,941	$0.08
Exercised	(170,751)	$0.10
Forfeited	(7,524,274)	$0.18
Outstanding at December 31, 2008	26,122,676	$0.09

Management has determined that the aggregate intrinsic value of options outstanding and the intrinsic value of options vested or expected to vest was not significant at December 31, 2008 or 2007.  The aggregate intrinsic value of stock options is calculated as the difference between the fair value of shares and the exercise price at the end of the end of the reporting period.  The total options vested and expected to vest were 24,871,382 and 4,621,919 at December 31, 2008 and 2007, respectively.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2008:

Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number of Exercisable Options

$0.08	25,089,489	6.75 years	$0.08	16,340,067
$0.15	852,545	6.28 years	$0.15	851,657
$0.50	177,242	7.94 years	$0.50	177,242
$0.70	3,400	6.81 years	$0.70	3,400
	26,122,676	6.75 years	$0.09	17,372,366

Additional information pertaining to option exercises during 2008 and 2007 is as follows:

	2008	2007
Total intrinsic value of options exercised	$-	$21,813
Total cash received for options exercised	$17,650	$36,315

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

13.	STOCK WARRANTS

Warrants to purchase Series B preferred stock – Between 2000 and 2007 warrants to purchase 1,430,285 Series B preferred shares at $1.85 per share were issued to various parties in connection with convertible note, bank credit, and lease financings.  During 2007, in connection with the Series C Financing and Recapitalization described in Note 9, warrants for 865,982 Series B shares were exchanged for 379,324 shares of Series B-1 preferred stock and 2,815,313 shares of Series C preferred stock.  The remaining warrants may be exercised to purchase shares of Series B-1 stock and expire as follows:

Number of Shares of Series B-1 Stock That Can be Purchased Under the Warrants	Exercise Price per Share	Expiration Date

595,669	$0.15804	July 15, 2010
2,214,650	$0.15804	October 17, 2009
442,932	$0.15804	December 27, 2009
145,798	$0.15804	May 13, 2010
158,183	$0.15804	September 10, 2011
158,195	$0.15804	February 2, 2012
316,062	$0.15804	March 1, 2013
151,862	$0.15804	March 13, 2017
2,296,908	$0.15804	June 13, 2017
6,480,259

Warrants to purchase common stock – In April 2005 and October 2005, in connection with issuance of convertible notes payable, the Company issued warrants to purchase 1,684,332 shares of common stock at $0.15 per share.  In October 2006, in connection with the issuance of convertible notes payable, the Company issued warrants to purchase 324,324 shares of common stock at $0.15 per share.  In connection with the Series C recapitalization, these warrants were surrendered in exchange for the issuance of 267,531 common shares.

At December 31, 2008, warrants issued in connection with miscellaneous business transactions were outstanding, as follows:

Number of common shares	Exercise Price per Share	Expiration

17,664	$0.15	October 22, 2010
10,000	$0.15	March 11, 2011
18,333	$0.15	September 29, 2011
45,997

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

14.	INCOME TAXES

The Company accounts for income taxes using the liability method as described by SFAS No. 109, Accounting for Income Taxes (“SFAS 109”).  The following are significant components of the Company’s net deferred tax assets computed at the tax rate of 34% at December 31:

	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$14,702,000	$12,993,000
General business credit carryforwards	492,000	612,000
Stock-based compensation expense	372,000	870,000
Equity in loss of foreign subsidiary	268,000	159,000
Impairment reserves	207,000	133,000
Accrued expenses	99,000	123,000
Account receivable reserves	84,000	77,000
Difference in adjusted basis of property and equipment	(9,000)	10,000
Total gross deferred tax assets	16,215,000	14,977,000
Less: valuation allowance	16,215,000	14,977,000
Net deferred tax assets	$-	$-

The Company has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets. The valuation allowance increased by $1,238,000 and $3,616,000 for the years ended December 31, 2008 and 2007, respectively, based on management’s estimate of the expected realization of the net deferred tax assets.

At December 31, 2008 and 2007, the Company had net operating loss carryforwards for federal income tax purposes of approximately $43,243,000 and $38,216,000, respectively, available to offset future income, which begin to expire in 2018.  General business credit carryforwards begin to expire in 2018.

Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than 50% change in ownership). As a result of these provisions, utilizations of the net operating loss and tax credit carryovers may be limited.

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS

Retirement plan – The Company has adopted a salary deferral saving plan, or 401(k) plan. The plan covers all employees who meet the plan’s eligibility requirements. The plan allows for discretionary Company matching contributions. No matching contributions were made for the years ended December 31, 2008 or 2007.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS, continued

Operating lease obligations – The Company leases its office facilities under a non-cancelable operating lease expiring on December 31, 2011. The Company subleased part of its office facilities under a non-cancelable operating lease that expired during 2008.  The Company has also entered into vehicle leases agreements for 36 months expiring in 2011. The future minimum lease payments at December 31, 2008 are as follows:

Year Ending December 31:

2009	$561,616
2010	570,297
2011	539,884
$1,671,797

Total rental expense was $569,112 and $488,605 for the years ended December 31, 2008 and 2007, respectively.   Sublease rental income of $75,527 and $116,686 in 2008 and 2007, respectively, is included in other income.

Employment agreement – The Company has entered into an employment agreement with its President and Chief Executive Officer which provides for a severance package equal to nine months of salary should his employment be terminated without cause. The agreement also provides for acceleration of stock options, which would have otherwise vested over a six month period after the termination date, and certain other matters.

Future payroll taxes – The Company is subject to employer payroll taxes when employees exercise stock options. The payroll taxes are assessed on the stock option gain, which is the difference between the common stock price on the date of exercise and the exercise price. The tax rate varies depending upon the employees’ taxing jurisdiction. The timing and amount of employer payroll taxes is directly related to the timing and number of options exercised by employees, the gain thereon, and the tax rate in the applicable jurisdiction. The Company has not recorded any employer payroll taxes related to stock option exercises as no options have been exercised at a price greater than the estimated common stock valuation.  Because the Company is unable to predict the timing and amount of these future employer payroll taxes, no accrual has been made in the accompanying financial statements.

Royalty agreements – The Company has entered into agreements that provide for the payment of royalties for licensed technology that is incorporated into Company products.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS, continued

Other agreements – The Company has entered into various consulting and services agreements. The agreements include one that is effective January 1, 2008 that provides for sales support for a one year period. The agreement calls for monthly payments of $41,667 plus incentives for reaching sales targets and is cancelable with 90 days advance notice. The agreement was extended for one year to expire on December 31, 2009. The new agreement provides for monthly payments of $47,000 per month plus incentives for reaching sales targets.

The Company is contingently liable to an investment bank for certain performance based fees, as explained in Note 2.

Pending audits – The Company in process of undergoing several audits of payroll and business tax returns.  Management does not believe these audits will result in any significant additional liabilities to the Company.

Pending litigation – From time to time, the Company is party to pending or threatened litigation. As of December 31, 2008, the Company was aware of a lawsuit from a former supplier seeking unspecified damages arising from an alleged breach of a contract to design and build certain prototype devices. Management disputes the claim and does not believe resolution of this matter will result in any significant additional liabilities to the Company. In 2007, a former employee filed suit in the US District Court for Eastern Michigan alleging a number of employment-related claims. Defense of the claim was assumed by the Company’s employment practices liability insurance carrier. On January 14, 2009 a jury returned a verdict in favor of Confirma. A motion for a new trial has been filed by the former employee. No decision has been made on that motion.

Retention agreements – The Company has established a $500,000 retention pool payable to certain executives upon a change of control.  The payments are subject to certain conditions.  A separate agreement has been established to compensate another member of management up to $40,000 upon certain events, including a change of control.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
Years Ended December 31, 2008 and 2007

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS, continued

Indemnification – Under the Company’s software license agreements, the Company has agreed to indemnify and hold customers harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, incurred in connection with allegation of violation or infringement of a third party’s intellectual property rights by the Company or claims resulting from acts or omissions by the Company.  In the event that a claim by a third party of infringement occurs, the Company is obligated to reimburse all damages or costs incurred, and has the right to select and control the defense or settlement or other action with respect to claims, actions or proceedings, and either procure the continued use of the licensed software, replace the software with a comparable product or accept the return of the license software and reimburse license fees paid less deprecation allowances.  The Company has not experienced any losses in connection with the indemnification clauses.  Due to a lack of history of losses or anticipated losses resulting from this provision in the software license agreements, management has not accrued any liability nor is management able to estimate any potential future obligations.